Franklin BSP Realty Trust Second Quarter 2024 Supplemental Information

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 2 Important Information The information herein relates to the Company’s business and financial information as of June 30, 2024 and does not reflect subsequent developments. Risk Factors Investing in and owning our common stock involves a high degree of risk. See the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2024, and the risk disclosures in our subsequent periodic reports filed with the SEC for a discussion of these risks. Forward-Looking Statements Certain statements included in this presentation are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Franklin BSP Realty Trust, Inc. (“FBRT” or the “Company”) and may include the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, impairments in the value of real estate property securing our loans or that we own, the extent of any recoveries on delinquent loans, and the financial stability of our borrowers, and the other factors set forth in the risk factors section of our most recent Form 10-K and Form 10-Q. The extent to which these factors impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. Additional Important Information The summary information provided in this presentation does not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. This summary is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. This summary is not advice, a recommendation or an offer to enter into any transaction with us or any of our affiliated funds. There is no guarantee that any of the goals, targets or objectives described in this summary will be achieved. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal, ERISA or tax advice or investment recommendations. Investors should also seek advice from their own independent tax, accounting, financial, ERISA, investment and legal advisors to properly assess the merits and risks associated with their investment in light of their own financial condition and other circumstances. The information contained herein is qualified in its entirety by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You may obtain a copy of the most recent Annual Report or Quarterly Report by calling (844) 785-4393 and/or visiting www.fbrtreit.com. This presentation contains information regarding FBRT’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings. Please refer to the appendix for the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures. PAST PERFORMANCE IS NOT A GUARANTEE OR INDICATIVE OF FUTURE RESULTS. INVESTMENTS INVOLVE SIGNIFICANT RISKS, INCLUDING LOSS OF THE ENTIRE INVESTMENT. There is no guarantee that any of the estimates, targets or projections illustrated in this summary will be achieved. Any references herein to any of the Company’s past or present investments, portfolio characteristics, or performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments will be profitable or will equal the performance of these investments. There can be no guarantee that the investment objective of the Company will be achieved. Any investment entails a risk of loss. An investor could lose all or substantially all of his or her investment. Please refer to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete list of risk factors. The following slides contain summaries of certain financial information about the Company. The information contained in this presentation is summary information that is intended to be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.

FBRT 2Q 2024 Financial Update

FBRT 2Q 2024 Financial Update

Highlights

Earnings	• GAAP Net Income (Loss) of **($3.8) million** and **($0.11)** per diluted common share and **($0.08)** per fully converted share [1] • Distributable Earnings [2] of **$32.4 million** and **$0.31** per fully converted share [1] • Declared a cash dividend of **$0.355** per share, representing an annualized yield of 9.3% on book value per share, fully converted [1]. GAAP and Distributable Earnings [2] dividend coverage of (22%) and 87%, respectively
Capitalization	• Book value per share, fully converted is **$15.27** vs. $15.68 last quarter [1]. Undepreciated book value per share, fully converted is **$15.40** vs. $15.79 last quarter [1] [3] • Net debt to equity is **2.7x;** recourse net debt to equity is 0.6x • **80%** of financing sources are non-mark-to-market on our core book • **$0.7 billion** of liquidity of which $95 million is cash and $31 million is CLO reinvest available [4]
Investments	• **Core Portfolio:** Principal balance increased by **$195 million** in the quarter. Closed **$622 million** of new loan commitments and funded **$615 million** of principal balance including future funding on existing loans. Received loan repayments of $240 million • **Core Portfolio:** Originated **$1.2 billion** of new loan commitments year-to-date and funded **$1.0 billion** of principal balance on new loans
Portfolio	• **Core Portfolio** of **153** CRE loans and **$5.4 billion** of principal balance, average size of $36 million and 74% multifamily. During the quarter, three assets were removed from the watch list. Seven assets remain on the watch list, two of which are risk rated a five and five of which are risk rated a four

1. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
2. Please see appendix for GAAP net income to Distributable Earnings calculation.
3. Adjusted for accumulated depreciation and amortization of real property of $11.5 million and $10.4 million at 6/30/24 and 3/31/24, respectively.
4. Cash excludes restricted cash. Total liquidity amount includes the cash available we can invest at a market advance rate utilizing our available capacity on financing lines.

BENEFIT STREET PARTNERS | ALCENTRA 4

FBRT 2Q 2024 Financial Update

Financial Highlights

Income Statement	
Net interest income / other income	$49.9
Operating expenses [1]	(15.1)
Provision for credit loss	(32.2)
Other income/(loss)	(6.4)
GAAP net income (loss)	**($3.8)**
Adjustments to GAAP net income (loss) [2]	36.1
Distributable Earnings [2]	**$32.4**
GAAP net income (loss) per share, fully converted [3]	($0.08)
GAAP return on common equity	(2.0%)
GAAP dividend coverage, fully converted [2], [3]	(22.3%)
Distributable Earnings per share, fully converted [2], [3]	**$0.31**
Distributable Earnings return on common equity [2]	**8.0%**
Distributable Earnings dividend coverage, fully converted [2], [3]	**87.3%**
Dividend per share	$0.355
Dividend per share yield on book value	9.3%

Balance Sheet - Assets (End of Quarter)	
Total core portfolio	$5,347.4
Total real estate securities	215.3
Cash and restricted cash	105.7
CLO reinvestment available	30.6
Other assets	570.3
Total assets	**$6,269.3**

Balance Sheet - Debt & Equity	
Collateralized loan obligations	$3,420.1
Warehouse	762.4
Repo - securities	243.6
Asset specific financings	36.9
Unsecured debt	81.3
Total Debt	**$4,544.3**
Preferred equity [4]	348.5
Common stock/retained earnings [5]	1,285.1
Total equity [4], [5]	1,633.6
Book value per share, fully converted [3]	**$15.27**
Net debt/total equity	**2.72x**
Recourse net debt/total equity	**0.62x**

Note: All numbers in millions except per share and share data.

1. Does not include conduit operating expenses which are reported under Other income / (loss).
2. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings.
3. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.
4. Includes $90 million of preferred equity that converts to common equity on 1/21/25, subject to the holder's right to accelerate the conversion. These amounts are reflected as temporary equity on the consolidated balance sheets. The remaining $259 million of preferred equity represents the Series E preferred, which is not convertible into common equity.
5. Includes non-controlling interest.

BENEFIT STREET PARTNERS | ALCENTRA 5

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 6 Earnings & Distributions Note: All numbers in millions except per share data. 1. Please see appendix for the detail on the adjustments from GAAP net income to Distributable Earnings. 2. Fully converted per share information assumes applicable conversion of our outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards. FBRT 2Q 2024 Financial Update Distributable Earnings ($M) (1) GAAP Net Income (Loss) ($M) 3Q'23 4Q'23 1Q'24 2Q'24 $0.355 $0.355 $0.355 $0.355 Dividend per share $0.43 $0.39 $0.41 $0.31 Distributable earnings per share, fully converted (1), (2) 120% 109% 115% 87% Distributable dividend coverage, fully converted (1), (2) $42.0 $39.3 $41.0 $32.4 3Q'23 4Q'23 1Q'24 2Q'24 $31.0 $30.0 $35.8 -$3.8 3Q'23 4Q'23 1Q'24 2Q'24

FBRT 2Q 2024 Financial Update

Core Net Fundings

2Q 2024 ($M)


$5,244
$576
Total Commitment of $622M
$39
($240)
($180)
$5,439
1Q24 Loans Outstanding
Fundings on New Loans
Fundings on Existing Loans
Repayments (1)
REO/ Foreclosures
2Q24 Loans Outstanding

YTD 2024 ($M)


$5,045
$1,015
Total Commitment of $1,213M
$92
($491)
($222)
$5,439
4Q23 Loans Outstanding
Fundings on New Loans
Fundings on Existing Loans
Repayments (1)
REO/ Foreclosures
2Q24 Loans Outstanding

Note: All numbers in millions.

1. Includes full paydowns, dispositions, partial paydowns and amortization

BENEFIT STREET PARTNERS | ALCENTRA 7

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 8 Capitalization Overview 1. On our core book (excluding repo-securities), 80% of financings are non-mark-to-market 2. Net leverage represents (i) total outstanding borrowings under secured financing arrangements, including collateralized loan obligations, repurchase agreements - commercial mortgage loans, repurchase agreements - real estate securities, asset-specific financing arrangements, and unsecured debt, less cash and cash equivalents, to (ii) total equity and total redeemable convertible preferred stock, at period end. Recourse net leverage excludes collateralized loan obligations. FBRT 2Q 2024 Financial Update Financing Sources (1) Net Leverage (2) Average debt cost including financing was 7.8% in 2Q24 vs. 7.9% in 1Q24 Collateralized Loan Obligations 75% Warehouse 17% Repo - Securities 5% Asset Specific Financings 1% Unsecured Debt 2% 0.62x 2.72x 0.00x 0.50x 1.00x 1.50x 2.00x 2.50x 3.00x Recourse Net Leverage Net Leverage

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 9 Financing Detail 1. Outstanding balance as of June 30, 2024, and net of tranches held by FBRT 2. Cost of debt is shown before discount and transaction costs 3. Commitment for loans. Excludes bond repurchase agreements FBRT 2Q 2024 Financial Update CLOs Warehouse/Revolver/Other CLO Name Debt Amount(1) Reinvest End Date Cost of Debt(2) BSPRT 2021-FL6 $477 million Ended S + 1.49% BSPRT 2021-FL7 $648 million Ended S + 1.67% BSPRT 2022-FL8 $933 million Ended S + 1.73% BSPRT 2022-FL9 $671 million 7/8/24 S + 2.80% BSPRT 2023-FL10 $717 million 4/8/25 S + 2.59% Total $3,446 million CLO reinvestment available $31 million Repo – Securities (outstanding) $244 million Name Commitment (3) Barclays (Warehouse) $500 million Wells Fargo $400 million JP Morgan $500 million Atlas SP Partners $350 million Churchill $225 million Barclays (Secured Revolver) $250 million Total $2,225 million

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 10 (1) Liquidity 1. Represents cash available at 6/30/2024 that we can invest at a market advance rate utilizing our available capacity on financing lines FBRT 2Q 2024 Financial Update Liquidity ($M)

Portfolio

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 12 Portfolio Summary Rate Type Floating 97% Fixed 3% Collateral by Region Collateral by State Core Loan Portfolio Composition Portfolio • $5.4B total portfolio; 63.4% WA LTV (1) • 147 senior loans; average UPB (2) of $37M • 6 mezzanine loans; average UPB (2) of $5M • 4 non-performing loans (3) Portfolio Overview Collateral Summary 1. Weighted average loan-to-value percentage (WA LTV) represents the weighted average ratio of the loan amount to the appraised value of the property at the time of origination 2. Unpaid principal balance (UPB) represents the portion of the loan that has not yet been remitted to the lender 3. Two 4 risk rated and two 5 risk rated Multifamily 74% Hospitality 14% Office 5% Industrial 5% Retail 1% Other 2% Senior 99% Mezzanine 1% Southwest 38% Southeast 36% Mideast 7% Great Lakes 3% New England 3% Far West 3% Rocky Mountain 3% Various 7% Texas 34% Florida 12% North Carolina 10% Various 7% Georgia 5% South Carolina 4% Arizona 4% New York 3% All Other 21%

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 13 Multifamily 65% Industrial 22% Hospitality 13% By State By Collateral By Region Core Originations in the Quarter Note: Charts shown above are based on the initial funding/unpaid principal balance of the newly originated loans. 1. All-in coupon based on 6/30/24 SOFR indices. Portfolio • 18 loans; $622 million total commitment ($576 million of initial funding / $46 million of future funding) • 3.18% weighted average spread; 8.52% all-in coupon (1) • 0.9% and 0.1% weighted average origination and exit fees, respectively Overview Various 25% Southwest 21% New England 20% Southeast 14% Great Lakes 11% Far West 9% Various 25% Texas 21% Connecticut 20% Florida 10% California 8% Ohio 8% North Carolina 4% Indiana 3% Oregon 1%

Portfolio

Core Portfolio - Watch List Loans (Risk Rating 4&5)

Investment	Suburban Office Park	CBD Office Building	Full Service Hotel	Multi Property Apartment Community	276-Unit Apartment Community	272-Unit Apartment Community	176-Unit Apartment Community
Loan Type	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan	Floating Rate Senior Loan
Investment Date	Q4 2019	Q1 2021	Q3 2019	Q2 2022	Q2 2022	Q2 2022	Q2 2022
Default Date	None	None	None	Q2 2023	Q2 2024	None	Q2 2024
Non-Performing	Yes	Yes	No	Yes	Yes	No	No
Collateral	Office	Office	Hospitality	Multifamily	Multifamily	Multifamily	Multifamily
Loan Purpose	Acquisition	Refinance	Acquisition	Acquisition	Acquisition	Acquisition	Acquisition
Location	Alpharetta, Georgia	Denver, Colorado	Dallas, Texas	Various	Charlotte, NC	Fort Worth, Texas	Fort Worth, Texas
Loan Risk Rating	5	5	4	4	4	4	4

BENEFIT STREET PARTNERS | ALCENTRA 14

Portfolio

Foreclosure Real Estate Owned (“REO”)

Investment	Single Tenant Retail Portfolio	CBD Office Complex	16-Building Apartment Complex	Two Property Portfolio Apartment Communities	471-Unit Apartment Community	426-Unit Apartment Community
Loan Investment Date	Q2 2022	Q1 2020	Q1 2021	Q2 2022	Q2 2022	Q2 2018
Foreclosure / Deed-In-Lieu Date	Q4 2022 - Q2 2023	Q3 2023	Q4 2023	Q2 2024	Q2 2024	Q2 2024
Collateral Type	Retail	Office	Multifamily	Multifamily	Multifamily	Multifamily
Collateral Detail	21 Freestanding Retail Properties	124k Square Foot Office Complex	236-Unit Apartment Complex with 16 Buildings	Two Property, Garden-Style Apartment Communities	471-Unit, Garden Style Apartment Community	426-Unit, High Rise Apartment Community
Location	Various	Portland, Oregon	Lubbock, Texas	Mooresville / Chapel Hill, North Carolina	Raleigh, North Carolina	Cleveland, Ohio

BENEFIT STREET PARTNERS | ALCENTRA 15

Appendix

Appendix

Core Portfolio – FBRT Portfolio Details – Top 15 Loans

Loan	Loan Type	Origination Date	Current Total Commitment	Principal Balance	Carrying Value	Spread	All-in Yield [1]	Fully Extended Maturity	State	Collateral Type	As-is LTV [2]
Loan 1	Senior Loan	5/26/21	$155	$155	$155	+ 2.75%	8.54%	6/9/26	Florida	Multifamily	47.8%
Loan 2	Senior Loan	4/5/24	125	124	123	+ 3.15%	8.98%	4/9/28	Various	Industrial	63.8%
Loan 3	Senior Loan	2/9/23	120	120	120	+ 4.90%	10.90%	2/9/28	Various	Hospitality	53.6%
Loan 4	Senior Loan	5/10/24	125	117	116	+ 2.50%	8.12%	5/9/29	Connecticut	Multifamily	50.7%
Loan 5	Senior Loan	6/1/22	117	112	111	+ 3.95%	9.78%	6/9/27	Various	Multifamily	67.8%
Loan 6	Senior Loan	2/25/22	86	86	86	+ 3.24%	9.06%	3/9/26	New Jersey	Multifamily	60.0%
Loan 7	Senior Loan	2/24/22	86	86	86	+ 3.15%	9.22%	3/9/27	North Carolina	Multifamily	69.6%
Loan 8	Senior Loan	2/10/22	82	82	82	+ 3.20%	8.91%	2/9/27	Florida	Multifamily	74.5%
Loan 9	Senior Loan	12/15/21	84	81	81	+ 3.21%	8.79%	1/9/27	North Carolina	Multifamily	76.1%
Loan 10	Senior Loan	8/1/23	80	79	79	+ 3.20%	9.03%	8/9/28	Texas	Multifamily	58.7%
Loan 11	Senior Loan	2/16/24	90	79	78	+ 3.65%	9.76%	3/9/29	Texas	Multifamily	53.3%
Loan 12	Senior Loan	12/21/21	79	78	78	+ 3.45%	8.99%	1/9/27	Florida	Multifamily	78.8%
Loan 13	Senior Loan	3/31/21	78	76	76	+ 2.95%	8.60%	4/9/26	Texas	Multifamily	72.6%
Loan 14	Senior Loan	3/7/24	75	75	75	+ 2.70%	8.37%	3/9/29	North Carolina	Industrial	58.6%
Loan 15	Senior Loan	5/18/22	71	71	71	+ 3.80%	9.62%	6/9/27	Georgia	Multifamily	77.9%
Loans 16 - 153	Senior & Mezz Loans	Various	4,371	4,020	4,012	+ 12.00%	17.99%	Various	Various	Various	46.6%
CECL Reserve [3]					(81)						
Total/Wtd. avg.			**$5,823**	**$5,439**	**$5,347**	**+ 3.64%**	**9.40%**	**2.8 years**			**63.4%**
Average Loan Size			**$38**	**$36**	**$35**						

Note: All numbers in millions.

1. All-in Yield defined as: (1) current spread of the loan plus (2) any applicable index or index floor plus (3) origination and exit fees amortized over the initial maturity date of the loan.
2. As-is loan to value percentage is from metrics at origination. Predevelopment construction loans at origination will not have an LTV and therefore is nil.
3. Allowance for loan loss excludes future funding

BENEFIT STREET PARTNERS | ALCENTRA 17

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 18 Core Portfolio – Risk Ratings Note: Principal balance in millions. Watchlist loans are loans with a risk rating of 4 or 5 Appendix Risk Ratings Average risk rating was 2.3 for the quarter (no change from prior quarter) Risk Rating # of Loans - 119 27 5 2 Addition - 18 4 4 2 Reduction - 10 5 5 - +/- vs 1Q24 - 8 (1) (1) 2 Principal Balance - 4,072 1,076 222 68 Non-Performing - - - 2 2 Watch List - - - 5 2 0.0% 74.8% 19.8% 4.1% 1.3% 1 2 3 4 5

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 19 ($0.10) ($0.05) $0.00 $0.05 $0.10 -1.00% -0.50% 6/30/2024 +0.50% +1.00% Change in Floating Base Rate Indices Earnings Sensitivity Note: Reflects earnings impact of an increase in the floating-rate indices referenced by our portfolio, assuming no change in credit spreads, portfolio composition or asset performance Appendix EPS Sensitivity on Index Rates Positive earnings correlation to rising rates As of 7/15/24: 1M SOFR: 5.33% As of 6/30/24: 1M SOFR: 5.34%

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 20 Core Portfolio – Fully Extended Maturities Note: All numbers in millions. Excludes loans on non-accrual and loans in maturity default at 6/30/2024 Appendix Fully Extended Maturity by Year $143 $381 $1,812 $1,789 $685 $628 2024 ROY 2025 2026 2027 2028 2029

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 21 Multifamily 49% Office 36% Hospitality 10% All Other 5% Core Portfolio – Allowance For Loan Loss Note: All numbers in millions. Allowance for loan loss above includes future funding. Appendix Total Allowance for Credit Loss by Collateral Type CECL Reserve Summary 1Q24 (+) Increase (-) Decrease 2Q24 UPB As % of Total UPB General CECL Provision $50.4 - ($0.1) $50.3 $5,213.4 0.9% Specific CECL Provision 0.7 32.3 (0.7) 32.3 225.4 0.6% Total Allowance for Credit Losses $51.2 32.3 ($0.8) $82.6 $5,438.9 1.5%

Appendix

GAAP Net Income to Distributable Earnings Reconciliation

	3Q'23	4Q'23	1Q'24	2Q'24
GAAP Net Income (Loss)	**31.0**	**30.0**	**35.8**	**(3.8)**
Adjustments:				
CLO Amortization Acceleration (1)	(1.3)	(1.6)	-	-
Unrealized (Gain) / Loss (2)	4.3	(0.0)	(0.3)	6.3
Subordinated Performance Fee (3)	1.6	2.6	(0.6)	(2.2)
Non-Cash Compensation Expense	1.3	1.3	1.8	2.1
Depreciation & Amortization	1.5	1.6	1.4	1.4
(Reversal of) / Provision for Credit Loss	2.4	5.4	2.9	32.2
Realized (Gain) / Loss on Debt Extinguishment / CLO Call	2.8	-	-	-
Realized Cash Gain/(Loss) Adjustment on REO (4)	(1.6)	-	-	(3.7)
Distributable Earnings	**42.0**	**39.3**	**41.0**	**32.4**
7.5% Series E Cumulative Reedemable Preferred Stock Dividend	(4.8)	(4.8)	(4.8)	(4.8)
Noncontrolling Interests in Joint Ventures Net (Income) / Loss	0.8	(0.0)	0.1	1.6
Noncontrolling Interests in Joint Ventures Net (Income) / Loss DE Adjustments	(0.3)	(0.3)	(0.3)	(1.7)
Distributable Earnings to Common	**37.6**	**34.1**	**36.0**	**27.4**
Average Common Stock & Common Stock Equivalents (5)	1,402	1,394.9	1,389.9	1,371
GAAP Net Income (Loss) ROE	7.7%	7.2%	8.9%	(2.0%)
Distributable Earnings ROE	10.7%	9.8%	10.4%	8.0%
GAAP Net Income / (Loss) Earnings Per Share, Diluted	$0.30	$0.28	$0.35	($0.11)
Fully Converted Weighted Average Shares Outstanding (6)	88,390,522	88,182,810	88,470,537	88,452,224
GAAP Net Income / (Loss) Earnings Per Share, Fully Converted (6)	$0.30	$0.29	$0.35	($0.08)
Distributable Earnings Per Share, Fully Converted (6)	$0.43	$0.39	$0.41	$0.31

Note: All numbers in millions except share and per share data.

1. Before Q1 2024, we adjusted GAAP income for non-cash CLO amortization acceleration to effectively amortize the issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for approximately four years and amortized the financing costs over approximately four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings. Starting in Q1 2024, we amortized the issuance costs incurred on our CLOs over the expected lifetime of the CLOs in our GAAP presentation, making our previous adjustment no longer necessary.
2. Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
3. Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
4. Represents the actual realized cash loss upon the sale of REO investments, which may be different than the GAAP basis. As of June 30, 2024, the Company has $42.8 million of GAAP loss adjustments that would run through distributable earnings if and when cash losses are realized upon asset sales.
5. Represents the average of all classes of equity except the Series E Preferred Stock.
6. Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.

BENEFIT STREET PARTNERS | ALCENTRA 22

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 23 Book Value Per Share & Shares Outstanding Note: All numbers in thousands except per share and share data. Preferred stock values expressed in common stock equivalents. 1. Fully-converted book value per share reflects full conversion of our outstanding series of convertible preferred stock and vesting of our outstanding equity compensation awards. 2. Excluding the amounts for accumulated depreciation and amortization of real property of $11.5 million and $9.4 million as of June 30, 2024 and December 31, 2023, respectively, would result in a fully-converted book value per share of $15.40 and $15.88 as of June 30, 2024 and December 31, 2023, respectively. Appendix June 30, 2024 December 31, 2023 Stockholders' equity applicable to convertible common stock $ 1,350,116 $ 1,390,120 Shares: Common stock 81,788,091 81,942,656 Restricted stock and restricted stock units 1,266,548 809,257 Series H convertible preferred stock 5,370,498 5,370,498 Total outstanding shares 88,425,137 88,122,411 Fully-converted book value per share (1), (2) $ 15.27 $ 15.77

Appendix

FBRT Income Statement

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Income				
Interest income	$ 133,553	$ 152,892	$ 264,111	$ 283,428
Less: Interest expense	86,740	75,299	168,058	146,374
Net interest income	46,813	77,593	96,053	137,054
Revenue from real estate owned	4,072	6,438	8,784	9,750
Total income	**$ 50,885**	**$ 84,031**	**$ 104,837**	**$ 146,804**
Expenses				
Asset management and subordinated performance fee	$ 6,252	$ 8,900	$ 14,117	$ 16,985
Acquisition expenses	195	283	433	661
Administrative services expenses	704	3,398	3,564	7,427
Professional fees	3,864	2,794	7,948	7,608
Share-based compensation	2,087	1,228	3,886	2,250
Depreciation and amortization	1,417	2,196	2,835	4,001
Other expenses	3,202	4,301	5,565	6,467
Total expenses	**$ 17,721**	**$ 23,100**	**$ 38,348**	**$ 45,399**
Other income/(loss)				
(Provision)/benefit for credit losses	$ (32,178)	$ (21,624)	$ (35,059)	$ (25,984)
Realized gain/(loss) on extinguishment of debt	—	270	—	5,037
Realized gain/(loss) on real estate securities, available for sale	—	—	88	596
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	1,384	2,094	6,897	2,094
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	158	(303)	615	44
Gain/(loss) on other real estate investments	(6,249)	(1,691)	(6,243)	(3,030)
Trading gain/(loss)	—	(946)	—	2,022
Unrealized gain/(loss) on derivatives	(183)	393	(321)	73
Realized gain/(loss) on derivatives	22	573	313	617
Total other income/(loss)	**$ (37,046)**	**$ (21,234)**	**$ (33,710)**	**$ (18,531)**
Income/(loss) before taxes	(3,882)	39,697	32,779	82,874
(Provision)/benefit for income tax	117	(53)	(717)	609
Net income/(loss)	**$ (3,765)**	**$ 39,644**	**$ 32,062**	**$ 83,483**
Net (income)/loss attributable to non-controlling interest	1,590	(41)	1,683	(50)
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	**$ (2,175)**	**$ 39,603**	**$ 33,745**	**$ 83,433**
Less: Preferred stock dividends	6,748	6,749	13,497	13,497
Net income/(loss) applicable to common stock	**$ (8,923)**	**$ 32,854**	**$ 20,248**	**$ 69,936**
Basic earnings per share	$ (0.11)	$ 0.39	$ 0.24	$ 0.83
Diluted earnings per share	$ (0.11)	$ 0.39	$ 0.24	$ 0.83
Basic weighted average shares outstanding	81,815,681	82,252,979	81,904,888	82,512,434
Diluted weighted average shares outstanding	81,815,681	82,252,979	81,904,888	82,512,434

BENEFIT STREET PARTNERS | ALCENTRA 24

Appendix

FBRT Balance Sheet

	June 30, 2024	December 31, 2023
ASSETS		
Cash and cash equivalents	$ 94,779	$ 337,595
Restricted cash	10,957	6,092
Commercial mortgage loans, held for investment, net of allowance for credit losses of $80,536 and $47,175 as of June 30, 2024 and December 31, 2023, respectively	5,347,395	4,989,767
Commercial mortgage loans, held for sale, measured at fair value	62,165	–
Real estate securities, available for sale, measured at fair value, amortized cost of $214,752 and $243,272 as of June 30, 2024 and December 31, 2023, respectively (includes pledged assets of $215,327 and $167,948 as of June 30, 2024 and December 31, 2023, respectively)	215,327	242,569
Receivable for loan repayment[(1)]	54,483	55,174
Accrued interest receivable	39,819	42,490
Prepaid expenses and other assets	17,306	19,213
Intangible lease asset, net of amortization	41,280	42,793
Real estate owned, net of depreciation	114,509	115,830
Real estate owned, held for sale	271,316	103,657
Total assets	**$ 6,269,336**	**$ 5,955,180**
LIABILITIES AND STOCKHOLDERS' EQUITY		
Collateralized loan obligations	$ 3,420,137	$ 3,567,166
Repurchase agreements and revolving credit facilities - commercial mortgage loans	762,437	299,707
Repurchase agreements - real estate securities	243,646	174,055
Mortgage note payable	23,998	23,998
Other financings	12,865	36,534
Unsecured debt	81,345	81,295
Derivative instruments, measured at fair value	1,013	–
Interest payable	13,531	15,383
Distributions payable	36,233	36,133
Accounts payable and accrued expenses	13,014	13,339
Due to affiliates	16,550	19,316
Intangible lease liability, held for sale	10,934	12,297
Total liabilities	**$ 4,635,703**	**$ 4,279,223**
Commitments and Contingencies		
Redeemable convertible preferred stock:		
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of June 30, 2024 and December 31, 2023	$ 89,748	$ 89,748
Total redeemable convertible preferred stock	**$ 89,748**	**$ 89,748**
Equity:		
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of June 30, 2024 and December 31, 2023	$ 258,742	$ 258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,054,639 and 82,751,913 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	818	820
Additional paid-in capital	1,596,709	1,599,197
Accumulated other comprehensive income (loss)	575	(703)
Accumulated deficit	(337,734)	(298,942)
Total stockholders' equity	**$ 1,519,110**	**$ 1,559,114**
Non-controlling interest	24,775	27,095
Total equity	**$ 1,543,885**	**$ 1,586,209**
Total liabilities, redeemable convertible preferred stock and equity	**$ 6,269,336**	**$ 5,955,180**

BENEFIT STREET PARTNERS | ALCENTRA 25

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 26 Definitions Distributable Earnings and Distributable Earnings to Common Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (i) perpetual preferred stock dividend payments and (ii) non-controlling interests in joint ventures. As noted in (ii) above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP. The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.

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